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                                                                     EXHIBIT 5.1

                         [PERKINS COIE LLP LETTERHEAD]


                                 June 23, 1998

Ragen MacKenzie Group Incorporated
999 Third Avenue, Suite 4300
Seattle, WA 98104

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to 3,262,866 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued as follows:
200,000 shares pursuant to the Ragen MacKenzie, Inc. Employee Stock Purchase Plan, 2,000,000 shares pursuant to the Ragen MacKenzie Group Incorporated 1998 Stock Incentive Compensation Plan; 714,966 shares pursuant to the Ragen MacKenzie Incorporated 1996 Stock Incentive Compensation Plan; 277,900 shares pursuant to the Ragen MacKenzie Incorporated 1993 Stock Option Plan; and 70,000 shares pursuant to the Ragen MacKenzie Incorporated 1989 Stock Option Plan.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ PERKINS COIE LLP

                              PERKINS COIE LLP